Exhibit 99.1

FOOD TECHNOLOGY SERVICE, INC. TO BE ACQUIRED

BY STERIGENICS INTERNATIONAL LLC FOR $7.23 PER SHARE IN CASH

Mulberry, FL – December 6, 2013 – Food Technology Service, Inc. (NASDAQ: VIFL) (the “Company” or “FTSI”), a regional provider of sterilization services, announced today that it entered into a definitive merger agreement, dated December 5, 2013, under which the Company will be acquired by an affiliate of Sterigenics International LLC (“Sterigenics”), a portfolio company of GTCR, LLC. Under the terms of the merger agreement, upon completion of the transaction, the shareholders of the Company (other than holders of excluded shares and dissenting shares, as described in the merger agreement) will receive $7.23 per share in cash. The purchase price represents a premium of 28.4% over the Company’s closing share price on December 5, 2013 and a premium of 27.2% over the Company’s average closing share price for the 30 trading days ending on December 5, 2013.

The Company’s board of directors, acting upon the unanimous recommendation of a special committee of the board of directors consisting of independent directors (the “Special Committee”), approved the merger agreement and resolved to recommend that the Company’s shareholders vote to approve the merger agreement. The Special Committee negotiated the terms of the merger agreement with the assistance of its legal advisor and the Company’s financial advisor.

Richard G. Hunter, Ph.D., President and CEO of the Company, commented, “This is great news for the Company and our customers and shareholders. It is a clear endorsement of Food Technology Service, Inc. and of the hard work and commitment of each and every one of our employees. Sterigenics and Food Technology Service, Inc. share the same commitment to technical expertise and providing high quality service and we look forward to joining them.”

Added Chairman of the board of directors and Chairman of the Special Committee, Dr. John Sinnott, “After a thorough assessment, we believe that this transaction appropriately recognizes the value of the Company’s business and provides our shareholders with a meaningful cash premium based on the current stock price.”

“We are excited to be partnering with FTSI and its management team,” stated Michael Mulhern, CEO of Sterigenics. “Richard Hunter and the FTSI team have built an attractive business with outstanding service and strong customer relationships. We look forward to adding FTSI to Sterigenics’ market-leading global sterilization platform.”

The transaction is subject to the approval of a majority of Food Technology Service, Inc. shareholders, regulatory approvals, and other customary closing conditions.

In addition, Dr. Hunter and Fort Ashford Holdings, LLC, a California-based private equity firm owning approximately 30% of the outstanding shares of Food Technology Service, Inc., have entered into a voting agreement with Sterigenics in which they have agreed to, among other things, vote all shares over which they have exercisable voting power in favor of the merger.

Craig-Hallum Capital Group LLC is acting as exclusive financial advisor to the Company and provided a fairness opinion to the Company Board of Directors and the Special Committee. Olshan Frome Wolosky LLP is acting as counsel for the Special Committee and Burr & Forman LLP as counsel for the Company. Holland & Knight LLP is acting as counsel for Sterigenics.

About the Company

Food Technology Service, Inc. owns and operates an irradiation facility located in Mulberry, Florida that uses gamma radiation to provide contract sterilization services to the medical device, packaging and food industries. For the Company’s website, please visit: www.ftsi.us.

About Sterigenics

Headquartered in Deerfield, Illinois, Sterigenics is a leading global provider of outsourced contract sterilization services, primarily to the medical device and food industries. The Company operates 39 facilities worldwide across the Americas, Europe and Asia and offers a range of services utilizing the most widely used sterilization technologies. For more information, please visit www.sterigenics.com.

About GTCR

Founded in 1980, GTCR is a leading private equity firm focused on investing in growth companies in the Financial Services & Technology, Healthcare and Information Services & Technology industries. The Chicago-based firm pioneered The Leaders Strategy™ – finding and partnering with management leaders in core domains to identify, acquire and build market-leading companies through transformational acquisitions and organic growth. Since its inception, GTCR has invested more than $10 billion in over 200 companies. For more information, please visit www.gtcr.com.

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company operates; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow and profitably exploit new business; and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Important Additional Information about the Proposed Merger

In connection with the proposed merger transaction, the Company intends to file with the SEC a current report on Form 8-K, which will include the merger agreement and related documents and also to file with the SEC and to make available to the Company’s shareholders a proxy statement and other relevant materials regarding the proposed transaction. This press release does not constitute a solicitation of any proxy or vote. THE COMPANY’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION, THE PARTIES TO THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement and related materials, the Company’s shareholders will be able to obtain, without charge, copies of the proxy statement and other Company filings with the SEC from the SEC’s website (http://www.sec.gov). Shareholders may obtain, without charge, copies of the proxy statement and other Company filings with the SEC from the Company’s website at www.ftsi.us.

Participants in Solicitation

The Company’s executive officers and directors and other members of its management and employees may be deemed “participants” in the solicitation of proxies from the Company’s shareholders with respect to the matters relating to the proposed merger. Information concerning the interests of the persons who may, under SEC rules, be considered participants in the solicitation will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Information about the Company’s executive officers and directors can be found in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2013. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Contact Details:

Company Contact Richard G. Hunter, Ph.D., President and CEO Tel: (863) 425-0039 E-mail: rhunter@ftsi.us	Sterigenics Contract Phil Macnabb, President and COO Tel. (847) 607-6060 E-mail: pmacnabb@sterigenics.com